UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2009

CYBRDI INC.
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

09081
 (Commission File Number)

95-2461404
(I.R.S. Employer Identification No.)

No 29 Chang’An South Road Xi’an Shaanxi P.R. China 710061
(Address of Principal Executive Offices) (Zip Code)

(011) 86-29-8237-3068
(Registrant's Telephone Number, Including Area Code)

 Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CYBRDI Inc., a California corporation, in connection with the item described below.

Item 5.02 Election of Directors.

On May 25, 2009, the Board of Directors elected Zhiwu Liu, Yanjun Han, and Shiyu Bai to fill vacancies on the Company’s Board of Directors and to serve as the Company’s directors until their successors are duly elected and qualified. Below is biographical information about the newly elected directors:

Zhiwu Liu, 48. In 2000, Zhiwu Liu joined Shaanxi Chaoying Beauty&Cosmetic Group Co., Ltd (“Chaoying Cosmetics”). Mr. YanBiao Bai, the Company’s CEO and Chairman, owns a majoirity of the issued and outstanding equity and is President of Chaoying Cosmetics. Since joining Chaoying Cosmetics, Zhiwu Liu has been the General Manager. Zhiwu Liu studied at the Wuhan University of Finance and Economics from 1987 to 1989.

Yanjun Han, 36. Hanjun Han has been the general manager for Chaoying Cosmetics Guangdong Representative Office since 2000. Mr. Han also owns 1,205,688 shares of the Company’s common stock. Yanjun Han studied at the Shaanxi Provincial Party School of the CPC from 1998 to 2001.

Shiyu Bai, 19. Shiyu Bai joined Shaanxi Chaoying Biotechnology Co., Ltd (“Chaoying Biotech”), the Company’s subsidiary in December 2008, and he has been a staff in the Administrative Department of Chaoying Biotech since joining Chaoying Biotech   Mr. Bai studied at Taylors College of Melbourne, Australia from May 2006 through December 2008 and has studied at the University of Melbourne since December 2008. Mr. Bai is the son Yan Bao Bai, the Company’s Chairman and Chief Executieve Officer and Xue Bu, the Company’s Treasurer, Chief Operating Officer and a Director.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRDI INC.

DATED: June 1, 2009	By:	Yanbiao Bai
Yanbiao Bai, Chief Executive Officer and President